Exhibit 10(Q)

VF CORPORATION

AWARD CERTIFICATE

Restricted Stock

Number of Shares of Restricted Stock Awarded: ___

To: __________________________ (“Participant”)

I am pleased to advise you that you have been awarded the number of shares of Restricted Stock set forth above under VF Corporation’s 1996 Stock Compensation Plan, as amended (the “1996 Plan”), subject to the terms and conditions set forth in the 1996 Plan and the attached Appendix.
[If you have not previously accepted and agreed to a Protective Covenants Agreement with VF (or if VF is presenting you a new Protective Covenants Agreement with this Award Certificate), the grant of this Award of Restricted Stock is conditioned upon, and constitutes consideration for, your acceptance of the Protective Covenants Agreement, the form of which has been provided to you together with this Award Certificate. To meet this condition, you must accept and agree to the Protective Covenants Agreement through the electronic acceptance process for VF employees on Fidelity.com not later than 30 days from the grant communication date. This electronic acceptance will constitute your signature on the Protective Covenants Agreement. If you choose not to accept the Protective Covenants Agreement by such deadline, this Award will be canceled (however, you will continue to be bound by the most recent Protective Covenants Agreement you accepted and to which you agreed (if any), as neither VF’s presentation nor your rejection of the Protective Covenants Agreement provided with this Award in any way impacts the validity and binding nature of the most recent Protective Covenants Agreement you accepted and to which you agreed-only your acceptance of and agreement to a new Protective Covenants Agreement will modify your existing obligations).
If you have previously accepted and agreed to a Protective Covenants Agreement with VF (and VF is not presenting you with a new Protective Covenants Agreement with this Award Certificate), your acceptance of this Award constitutes your acknowledgment of your obligations under the Protective Covenants Agreement; however, neither VF’s presentation nor your rejection of this Award in any way impacts the validity and binding nature of the most recent Protective Covenants Agreement into which you have entered-only your acceptance of and agreement to a new Protective Covenants Agreement will modify your existing obligations.]

VF CORPORATION

By: /s/ Steven E. Rendle
Steven E. Rendle
Chairman of the Board, President and
Chief Executive Officer
Dated: ________________ (“Grant Date”)

VF CORPORATION

APPENDIX TO

AWARD CERTIFICATE

Terms and Conditions Relating to
Restricted Stock
1. Grant of Restricted Stock.

(a)
Grant of Restricted Stock under 1996 Plan. Participant has been granted the shares of restricted common stock (the “Restricted Stock”) specified in the Award Certificate under VF Corporation’s (the “Company’s”) 1996 Plan, copies of which have been provided to Participant. All of the terms, conditions, and other provisions of the 1996 Plan are hereby incorporated by reference into this document. Capitalized terms used in this document but not defined herein shall have the same meanings as in the 1996 Plan. If there is any conflict between the provisions of this document and the mandatory provisions of the 1996 Plan, the provisions of the 1996 Plan shall govern. By accepting the grant of the Restricted Stock, Participant agrees to be bound by all of the terms and provisions of the 1996 Plan (as presently in effect or later amended), the rules and regula-tions under the 1996 Plan adopted from time to time, and the decisions and determinations of the Committee made from time to time. The Restricted Stock shall be issued promptly hereafter in Participant’s name (and in any event within 30 days after the date of grant) but shall be subject to all provisions of this Award Certificate.

(b)
Certain Restrictions. One or more stock certificates evidencing the Restricted Stock shall be issued in the name of Participant but shall be held and retained by the Company until the restrictions set forth herein shall have lapsed. All such stock certificates shall bear the following legend:

“The shares of Common Stock evidenced by this Certificate are subject to the terms and conditions of a Restricted Stock Award Certificate between the registered owner and VF Corporation; such shares are subject to forfeiture under the terms of said Award Certificate; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Agreement, a copy of which is available from VF Corporation upon request.”
Until the shares of Restricted Stock have become vested in accordance with Paragraph 1(e), the Restricted Stock shall be subject to a risk of forfeiture as provided in the 1996 Plan and this document. Until vested, such Restricted Stock will be nontransferable, as provided in the 1996 Plan and Paragraph 1(d), and Participant agrees that, upon request of the Company, he or she will deliver to the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for Restricted Stock or distributions thereon. If Participant shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, Participant hereby irrevocably appoints the Secretary of the Company as his or her attorney-in-fact to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company. Participant is subject to the VF Code of Business Conduct and related policies on insider trading.

(c)
Dividends and Adjustments. Participant shall be entitled to receive with respect to the Restricted Stock all dividends and distributions payable on Common Stock (including for this purpose any forward stock split) if and to the extent that he is the record owner of such Restricted Stock on any record date for such a dividend or distribution and he has not forfeited such Restricted Stock on or before the payment date for such dividend or distribution, subject to the following terms and conditions:

(i)
Regular Cash Dividends. All cash dividends and distributions payable with respect to the Restricted Stock shall be retained by the Company and reinvested in additional shares of Common Stock to be issued in the name of Participant. Such reinvestment shall occur on the dividend payment date or under a procedure that matches reinvestment of dividends under a dividend reinvestment plan maintained by the Company and open to the participation of shareholders generally.

(ii)
Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Common Stock in the form of additional shares of Common Stock, or there occurs a forward split of Common Stock, then the Common Stock issued or delivered as such dividend or distribution or resulting from such stock split will be deemed to be additional Restricted Stock.

(iii)
Adjustments. If the Company declares and pays a dividend or distribution on Common Stock that is not a regular cash dividend and not in the form of additional shares of Common Stock, or if there occurs any other event referred to in Article XI of the 1996 Plan, the Company shall retain any such dividend or distribution and the Committee shall adjust the number of shares of Restricted Stock in a manner that will prevent dilution or enlargement of Participant’s rights with respect to the Restricted Stock, in an equitable manner determined by the Committee. In addition, the Committee may vary the treatment of any dividend or distribution as specified under Section 1(c) (i), (ii) or (iii), in its discretion.

(iv)
Risk of Forfeiture of Restricted Stock Resulting from Dividends and Adjustments. Shares of Restricted Stock or other property that directly or indirectly result from dividends or distributions on or adjustments to a share of Restricted Stock shall be subject to the same risk of forfeiture as applies to the granted Restricted Stock.

(v)
Fractional Shares. No fractional shares shall be issued under this Agreement. The Company will determine how to treat any fractional share or amounts that would be deemed invested in a fractional share hereunder.

(d)
Non-Transferability. Until the Restricted Stock has become vested, neither Participant nor any beneficiary shall have the right to, directly or indirectly, donate, sell, alienate, assign, transfer, pledge, anticipate, or encumber (except by reason of death) any shares of Restricted Stock, nor shall any such shares of Restricted Stock be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Participant or any beneficiary, or to the debts, contracts, liabilities, engagements, or torts of Participant or any beneficiary or transfer by operation of law in the event of bankruptcy or insolvency of Participant or any beneficiary, or any legal process.

(e)
Vesting and Forfeiture. The Restricted Stock will vest as follows: 50% of the Restricted Stock will vest on the second anniversary of the Grant Date, and 50% of the Restricted Stock will vest on the fourth anniversary of the Grant Date (each such vesting date being a “Stated Vesting Date”), except as otherwise provided herein, if the Participant continues to be an employee of the Company or any of its subsidiaries or affiliates through the applicable Stated Vesting Date. If the foregoing condition is met and shares of Restricted Stock become vested, all restrictions on such vested Restricted Stock shall lapse and all shares of Common Stock representing the vested Restricted Stock shall be delivered to Participant free of restrictions. Except to the extent set forth in this Paragraph 1(e), upon Participant's Termination of Employment prior to an applicable Stated Vesting Date, all unvested Restricted Stock shall be canceled and forfeited and Participant shall have no further rights hereunder.

(i)
If Termination of Employment is an involuntary separation by the Company not for Cause, a Pro Rata Portion (as defined below) of the Restricted Stock, less any previously vested shares, shall vest immediately (but will not include any time during which Participant receives Severance Pay), with any unvested Restricted Stock in excess of such Pro Rata Portion canceled and forfeited.

(ii)
If Termination of Employment is due to a Participant’s death or Disability (as defined below), a Pro Rata Portion (as defined below) of Participant’s Restricted Stock shall vest immediately, with any shares of unvested Restricted Stock in excess of such Pro Rata Portion canceled and forfeited.

In addition, and notwithstanding anything in this Certificate to the contrary, the Restricted Stock shall be forfeited and shall terminate immediately on the Participant’s date of Termination of Employment for involuntary separation (the date of termination of employment will be determined without giving effect to any period during which severance payments may be made to a Participant) if termination is prior to one year from the grant date.

(f)	Certain Definitions. The following definitions apply for purposes of this Agreement:

(i)
"Cause" means (i), if the Participant has an Employment Agreement defining "Cause," the definition under such Employment Agreement, or (ii), if the Participant has no Employment Agreement defining "Cause," the Participant's gross misconduct, meaning (A) the Participant's willful and continued refusal substantially to perform his or her duties with the Company (other than any such refusal resulting from his or her incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the Board of Directors which specifically identifies the manner in which the Board believes that the Participant has refused to perform his or her duties, or (B) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

(ii)
"Disability" means (A), if Participant has an Employment Agreement defining "Disability," the definition under such Employment Agreement, or (B), if Participant has no Employment Agreement defining "Disability," Participant's incapacity due to physical or mental illness resulting in Participant's absence from his or her duties with the Company on a full-time basis for 26 consecutive weeks, and, within 30 days after written notice of termination has been given by the Company, Participant has not returned to the full-time performance of his or her duties.

(iii)
"Pro Rata Portion" means a fraction the numerator of which is the number of days that have elapsed from the Grant Date to the date of Participant's Termination of Employment, not including any severance payment period for involuntary separation, and the denominator of which is the number of days from the Grant Date to the final Stated Vesting Date.

(iv)
"Termination of Employment" means termination of Participant's employment with the Company or any of its subsidiaries or affiliates in circumstances in which, immediately thereafter, Participant is not employed by the Company or any of its subsidiaries or affiliates. Service as a non-employee director shall not be treated as employment for purposes of this Agreement.

(g)
Compliance with Code Section 409A. The Restricted Stock is intended to be exempt from Section 409A of the Internal Revenue Code. The Participant will be subject to federal income taxation no later than the Stated Vesting Date, regardless of any delay in delivery of the share certificate thereafter.

2. Taxes.

(a)
If Participant properly elects, within 30 days after the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Grant Date) of the Restricted Stock, Participant shall make arrangements at the time of such election satisfactory to the Committee to pay to the Company on a timely basis any federal, state or local income taxes required to be withheld with respect to such shares. If Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b)
If Participant does not make the election described in Paragraph 2(a) above, Participant shall, no later than the date as of which the restrictions referred to in Paragraph 1(e) hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Company for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. Unless, at least 90 days before the applicable Stated Vesting Date or any earlier applicable vesting date, Participant has made separate arrangements satisfactory to the Company for the payment such mandatory withholding taxes, the Company will withhold from the shares to be delivered upon vesting the number of whole shares having a Fair Market Value equal to the amount of such mandatory withholding taxes, rounded to the nearest whole share.

3. Miscellaneous.

(a)
Binding Effect; Written Amendments. The terms and conditions set forth in this document shall be binding upon the heirs, executors, administrators and successors of the parties. The Award Certificate and this document constitute the entire agreement between the parties with respect to the Restricted Stock and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation or termination of this document which may impose any additional obligation upon the Company or materially impair the rights of Participant with respect to the Restricted Stock shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and, if Participant’s rights are materially impaired thereby, by Participant.

(b)
No Promise of Employment. The Restricted Stock and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Participant has a right to continue as an officer, employee or director of the Company or its subsidiaries for any period of time, or at any particular rate of compensation.

(c)
Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws (but not the law of conflicts of laws) of the State of North Carolina, and applicable federal law.

(d)
Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its principal executive offices, in care of the Vice President -- Human Resources, and any notice to Participant shall be addressed to Participant at Participant’s address as then appearing in the records of the Company.

(e)
Shareholder Rights. Except as otherwise provided in this Agreement, Participant shall have, with respect to all shares of Restricted Stock, all the rights of a shareholder of the Company, including the right to vote the Restricted Stock.

(f)
Voluntary Participation. Participant’s participation in the Plan is voluntary. The value of the Restricted Stock is an extraordinary item of compensation. As such, the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, change in control payments, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

4. Restricted Stock subject to Forfeiture Policy for Equity and Incentive Awards in the Event of Restatement of Financial Results.

The Restricted Stock subject to this Award Certificate is subject to the Company’s Forfeiture Policy for Equity and Incentive Awards in the Event of Restatement of Financial Results as in effect at the date of this Award Certificate. Such Policy imposes conditions that may result in forfeiture of such Restricted Stock or the proceeds to you resulting from such Restricted Stock (a so-called “clawback”) in certain circumstances if the Company’s financial statements are required to be restated as a result of misconduct.